UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2006

HOUSERAISING, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-50701
(Commission File Number)

56-2253025
(I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212
(Address of Principal Executive Offices) (Zip Code)

(704) 532-2121
(Registrant's Telephone Number, Including Area Code)

________________________________________
(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 10, 2006, the Board of Directors of the Registrant met and authorized the entry into three amendments to existing employment agreements with Gregory J. Wessling, Director, Chairman and Chief Executive Officer, Robert V. McLemore, Director, President and Founder, and Grant S. Neerings, Director, Chief Technology Officer and President of HouseRaisingAcademy, LLC. All of the three directors abstained from voting on the matters considered by the Board of Directors described herein, and the amendments and all additional matters described herein were approved by the unanimous vote of the five remaining directors.

Mr. Wessling, Mr. McLemore and Mr. Neerings all agreed to an amendment to their employment agreements which increased the term to five years.
In return, the Board of Directors authorized the issuance of a bonus to Mr. Wessling of 200,000 shares of a new series of Class B Convertible Preferred Stock in consideration of his agreement to amend his employment agreement. A copy of the Articles of Amendment establishing the new Class B Convertible Preferred Stock is attached as Exhibit 10 hereto. The Board also cited as additional consideration the fact that Mr. Wessling had recently co-signed a $1,000,000 promissory note with Wachovia Bank in favor of the Registrant. The Board finally noted Mr. Wessling’s record of exceptional service to the Registrant as further consideration for the bonus.

The Board of Directors authorized the issuance of a bonus to Mr. McLemore of 500,000 shares of Class B Convertible Preferred Stock in consideration of his agreement to amend his employment agreement. The Board also cited as additional consideration the fact that Mr. McLemore had recently co-signed a $1,000,000 promissory note with Wachovia Bank in favor of the Registrant. In addition, Mr. McLemore agreed to assign all right, title and interest that he owned in two copyrighted applications for System C, the custom design-build computer management software that is at the heart of the Registrant’s business plan. The Board further noted Mr. McLemore’s record of exceptional service as further consideration for the bonus.

The Board of Directors authorized the issuance of a bonus to Mr. Neerings of 100,000 shares of Class B Convertible Preferred Stock in consideration of his agreement to amend his employment agreement. The Board also cited as additional consideration Mr. Neerings’ record of exceptional service to the Registrant, in particular, his instrumental role in developing the Registrant’s System C.

The Class B Convertible Preferred Stock is convertible after three years from the date of issuance into ten (10) shares of common stock, and it votes on an “as converted” basis with the common stock on all matters except to approve any merger, sale of assets, combination or reorganization involving the Registrant, or other fundamental corporate transaction involving the Registrant, in which case the Class B Convertible Preferred Stock has a class vote.

The Board of Directors also emphasized that the issuance of 800,000 shares of Class B Convertible Preferred Stock to the Registrant’s insiders would tend to have an anti-takeover effect, and enable management to focus on implementing its business plan without losing control of the Registrant. The issuance would also lessen the dilutive impact on management’s stake of certain financings that were under consideration.

The Registrant had 48,785,230 shares of common stock and 1,000,000 shares of Class A Convertible Preferred Stock outstanding as of July 31, 2006, for a total of 58,785,230 shares of total outstanding combined voting power. After the issuance of the 800,000 shares of Class B Convertible Preferred Stock described herein, the Registrant will have 66,785,230 shares of total outstanding combined voting power.

The offering of the Class B Convertible Preferred Stock is intended to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

By	/s/	Robert V. McLemore
Robert V. McLemore
President

Date: August 16, 2006

Exhibit Index

Exhibit No.	Description of Exhibit

10	Articles of Amendment for Class B Convertible Preferred Stock